Exhibit 3.171

Delaware	PAGE 1

The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “LIFEPOINT CSLP, LLC“ AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE TWENTY-EIGHTH DAY OF APRIL, A. D. 1999, AT 9 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF JANUARY, A. D. 2001, AT 10 O’CLOCK A.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “LIFEPOINT CSLP, LLC”.

3036045 8100H 110292712	/s/ Jeffrey W. Bullock

You may verify this certificate online at corp.delaware.gov/authver.shtml	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8620195 DATE: 03-14-11

CERTIFICATE OF FORMATION
OF
LIFEPOINT CSLP, LLC
Under Section 18-201 of the
Delaware Limited Liability Company Act
     FIRST: The name of the limited liability company is LifePoint CSLP, LLC (the “Company”).
     SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.
     THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware .19805.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of April 28, 1999.

By:	/s/ John M. Frank II
	Name:	John M. Frank II
	Title:	Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 04/28/1999 [ILLEGIBLE]

CERTIFICATE OF AMENDMENT
OF
LifePoint CSLP, LLC
     1. The name of the limited liability company is LifePoint CSLP, LLC
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
The name and address of the registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of LifePoint CSLP, LLC this 15 day of January, 2002.

LifePoint CSLP, LLC

/s/ William F. Carpenter III
William F. Carpenter III,
Title Manager

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 01/22/2001 020040878 — 3036045